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                                                             Project Chargeback

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                           Highly Confidential

                           ----------------------------------------------------



                           Presentation to the Special
                           Committee of the Board of
                           Directors

                           February 16, 1999

                           ----------------------------------------------------



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TABLE OF CONTENTS

    I.    Transaction Overview

    II.   Marketing Process Summary

    III.  Company Overview

    IV.   Valuation Summary

    Appendices

    A.  Comparable Companies Descriptions
    B.  Weighted Average Cost of Capital



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                           ----------------------------------------------------




                           I. Transaction Overview

                           ----------------------------------------------------



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                              Transaction Overview

Synopsis:               On July 6, 1998, Chargeback (the "Company") retained
                        Prudential Securities to seek a buyer for the Company.
                        After an extensive marketing process, Bedrock, together with members of the Company's management (the
                        "Management Investors"), have agreed to acquire
                        Chargeback through a leveraged recapitalization (the
                        "Recapitalization").

The Recapitalization:   Pursuant to the Recapitalization Agreement and Plan of
                        Merger, MergerCo, a newly-formed, acquisition company wholly-owned by Bedrock (the "Investor"), will merge with and into Chargeback, and each Chargeback share of common stock, $0.01 par value (the "Common Stock"), will be converted into the right to receive $25.25 per share in cash.

Management Investors:   John Kane, Chairman of the Board of Directors, George
                        Wilson, President and Chief Executive Officer and certain other senior executives of the Company will exchange a portion of their Common Stock and options to acquire Common Stock for an equity interest in the surviving company.

Accounting Treatment:   Recapitalization accounting. The historical basis of the
                        Company's assets and liabilities will not be affected.

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                              Transaction Overview

Tax Treatment:          Fully taxable transaction to selling shareholders.

Options: All existing Company stock options will vest upon the consummation of the transaction. A portion of the options held by the Management Investors will be converted into options in the surviving company. All other options will be cashed out by the Company at the closing of the transaction at their "in-the-money" value.

New Management Options: It is expected that the management of the surviving company will receive new performance-based stock options accounting for 12% of the Company's stock.

Timing: Consummation of the transaction will require the preparation of a merger proxy followed by shareholder approval. Closing of the transaction is expected by May 31, 1999 (the "Effective Time").



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THE RECAPITALIZATION

Step 1:  Prior to the Effective time

                            -----------------
                           |      Public      |
                           | Shareholders and |
                           |    Management    |
                           |    Investors     |

                            -----------------
                                    |
                                    |
                                    | Common Stock
                                    |
                                    |
                                    |
            Equity Contribution     |           Reinvested
 ----------       (Cash)       ------------    Common Stock  ------------

| Bedrock  |----------------+ | Chargeback |+---------------| Management |
|          |+---------------- |            |---------------+| Investors  |

 ---------  Preference Stock   ------------ Preference Stock ------------


o  Bedrock contributes                      o  Management
   cash in exchange for                        Investors convert
   Preference Stock                            some of their
                                               Common Stock to
                                               Preference Stock





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THE RECAPITALIZATION

Step 2:  At the Effective time

MergerCo Merges With and Into the Company:

o  All Preference Stock converted into "new" common and preferred stock
o  The Company consummates debt financing
o  All existing Common Stock canceled in exchange for $25.25 per share in cash

                              -----------------
                             |      Public      |
                             | Shareholders and |
                             |    Management    |
                             |    Investors     |
                              -----------------
                                  |   +
                                  |   |
                        "Existing"|   | Cash at
                        Common    |   | $25.25 per
                        Stock     |   | Share

                                  |   |
                                  +   |
 ---------  Preference Stock  ------------  Preference Stock   -----------
| Bedrock |-----------------+| Chargeback |+------------------| Management |
|         |+-----------------|            |------------------+| Investors  |
 --------- "New" Common Stock ------------ "New" Common Stock  -----------
              and Preferred        +          and Preferred
                 Stock             |  Cash        Stock
                                   |

                               --------
                              | Lenders|
                               --------


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                          SIGNIFICANT CONTRACT TERMS

Voting Agreement:       To be delivered at the signing by John Kane and George
                        Wilson, representing approximately 35 percent of the outstanding Common Stock.

"No Shop"               The Company may not, directly or indirectly, solicit,
Provision:              initiate, or encourage a Competing Transaction.

Fiduciary Out:          The Company's board of directors may terminate the
                        merger agreement to accept an unsolicited, superior third party offer.

Significant Closing     (1) Funding obtained as contemplated by the commitment
Conditions:             letters, (2) Approval by a majority of the Company's
                        shareholders, (3) No Company Material Adverse Effect,
                        (4) The Company shall have entered into a satisfactory employment agreement with George Wilson and terminated the existing employment agreement with John Kane.

Ongoing                 The Company's existing management is expected to
Management:             remain in place, with the exception of John Kane,
                        who will resign as Chairman upon the closing of the transaction.

Ongoing Board           Seven member board. Members will include John Kane,
Composition:            George Wilson, Mark Rossi, Stephen L. Larson, Michael
                        Najjar, and two additional members to be mutually decided upon.


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

                                              SOURCES AND USES OF FUNDS

                                            (000's, except per share data)

--------------------------------------------------------     ---------------------------------------------------------
                            Sources                                                      Uses
--------------------------------------------------------     ---------------------------------------------------------

Excess Cash(1)                                $ 14,158        Diluted Common Shares Outstanding       3,899

Revolver                                         5,112

Term Debt                                       35,000        Offer Price Per Share                 $ 25.25
Subordinated Debt                               10,000
                                                              Purchase Price of Equity              $98,449

Sponsor Group Equity

      Preferred Stock                         $ 22,553        Plus:  Outstanding Debt                    --
      Common Stock                               7,447
                                              --------
                                              $ 30,000

Management Investors Rollover Equity
      Preferred Stock                           $6,884

      Common Stock                               2,295        Transaction Costs                       5,000
                                              --------                                             --------
                                              $  9,179

TOTAL SOURCES OF FUNDS                        $103,449        TOTAL USES OF FUNDS                  $103,449
--------------------------------------------------------     ---------------------------------------------------------

(1) Estimated 5/31/99 cash balance, per management's projection.



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                             INITIAL CAPITALIZATION

                                   (000's)

---------------------------------------------------------------------

                                                        % of Total

Initial Capitalization             Amount                 Sources

---------------------------------------------------------------------


Revolver                              $5,112                5.7%
Term Debt                             35,000               39.2%
Subordinated Debt                     10,000               11.2%
TOTAL DEBT                           $50,112               56.1%

Equity Contribution                   39,179               43.9%
Total Sources of Funds               $89,291              100.0%
---------------------------------------------------------------------



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                       Valuation Multiples at Offer Price

                          (000's, except offer price)



                                      Price      Premium                         Diluted Shares Outstanding        3,899
Offer Price                           $25.25
Closing Price                                                                    Enterprise Value Calculation
     2/12/1999 (One Day)              $20.25      24.7%                            Equity Market Value           $98,449
     2/8/99 (Five Days)               $19.50      29.5%                            Net Debt                     ($12,988)
     1/19/99 (Four Weeks)             $18.63      35.6%                          Enterprise Value:               $85,461




                                     Pro Forma (1)              Estimated          Estimated Pro Forma (1)        Estimated
                                 Latest Twelve Months (2)      FYE 2/28/99              FYE 2/28/99              FYE 2/29/00
                                 -----------------------  -----------------------  -----------------------  -----------------------
     Chargeback                  Amount (3)  Multiple     Amount (3)  Multiple     Amount (3)  Multiple     Amount (3)  Multiple

     Revenues (4)                 $50,564       1.7x       $55,991       1.5x      $51,935        1.6x      $64,054        1.3x
     EBITDA (4)                    $9,852       8.7x       $10,308       8.3x      $10,507        8.1x      $16,411        5.2x
     EBIT (4)                      $6,386      13.4x        $6,672      12.8x       $6,887       12.4x      $12,146        7.0x
     EBITDA - Capex (4)            $5,245      16.3x        $5,058      16.9x       $5,257       16.3x      $12,411        6.9x
     Net Income (5)                $4,515      21.8x        $5,121      19.2x       $4,739       20.8x       $8,164       12.1x



(1)  Pro Forma figures exclude ECS operations and gain on sale of ECS division.
(2)  Latest Twelve Months ended 11/30/98.
(3)  Source: Company management.
(4)  Enterprise value mutltiples.
(5)  Equity value multiples.




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                           ----------------------------------------------------



                           II. Marketing Process

                           ----------------------------------------------------


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                              Chronology of Events

                  Marketing Activity                                   Time Period
--------------------------------------------------------    -----------------------------------
Preparation of Marketing Materials                              July - September 1998
Discussions with Strategic and Financial Buyers                 September - November
Preliminary Indications of Interest Due (9 received)            November 12
Detailed Management Presentations to Six Bidders                December 9 - 11
Second Round Indications of Interest Due (3 received)           December 22
Finalist Due Diligence                                          January 11 - February 8, 1999
Final Bids Due (3 received)                                     February 8
Negotiations with Bedrock                                       February 9 - 16



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                        REVIEW OF THE MARKETING PROCESS


                                                Received         Submitted Initial          Submitted Initial
                               Number           Selling            Indication of              Indication of        Submitted
                              Contacted          Memo                Interest                    Interest          Final Bid
                              ---------         --------         ----------------           -----------------      ---------

Strategic Buyers                13                 3                     0                        0                    0

Financial Buyers                29                24                     9                        3                    3




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                        SUMMARY OF INDICATIONS RECEIVED



Bidder                 Preliminary Value Indication     Revised Value Indication     Final Value Indication

-------------------    -----------------------------    --------------------         ----------------------
Bedrock                      $22.00 - $24.00              $23.50 - $24.50             $24.75 (1)
Bidder #2                    $22.00 - $25.00              $25.00 - $26.00             $24.00
Bidder #3                    $21.50 - $24.40              $23.00 - $24.00             $23.50
Bidder #4                    $21.00 - $23.50
Bidder #5                    $21.00 - $23.00
Bidder #6                    $20.00 - $23.00
Bidder #7                    $20.00 - $21.00
Bidder #8                         $20.00
Bidder #9                         $20.00

(1) Subsequently raised to $25.25.




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                          PROPOSED CAPITAL STRUCTURE


Bidder                       Bidder #2                Bidder #3              Bedrock Initial         Bedrock as Revised
Offer Price                   $24.00                   $23.50                    $24.75                    $25.25
                       ----------------------   -----------------------   -----------------------   ----------------------
                         Amount    Percent        Amount     Percent        Amount     Percent        Amount    Percent

Senior Debt              $42,500       50.9%       $42,500       52.5%       $40,000        45.9%      $40,112       44.9%

Subordinated Debt         15,000       18.0%        10,000       12.4%        10,000        11.5%       10,000       11.2%

     Total Debt          $57,500       68.9%       $52,500       64.9%       $50,000        57.4%      $50,112       56.1%

Equity                    26,000       31.1%        28,400       35.1%        37,100        42.6%       39,179       43.9%

Total Capital            $83,500      100.0%       $80,900      100.0%       $87,100       100.0%      $89,291      100.0%





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                           ----------------------------------------------------



                           III.  Company Overview

                           ----------------------------------------------------



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                               MARKET DATA SUMMARY
                         (000's, except per share data)


                                                   Chargeback
                                                   ----------

Closing Price as of 2/12/99                          $20.25

52 Week High (4/16/98)                               $24.00
52 Week Low (10/29/98)                               $16.50

Diluted Shares Outstanding (at current price)         3,827

Enterprise Value Calculation

      Equity Market Value                           $77,503
      Net Debt                                     ($12,988)
                                               -------------
Enterprise Value:                                   $64,515

                                                                      EPS
                                                                    Growth
                                     EPS                P/E          Rate

FY1998  Actual                       $0.85            23.8x          16.4%
FY1999 Estimated                     $1.21 (1)        16.8x          42.1%
FY2000 Projected                     $2.13             9.5x          76.6%
FY2001 Projected                     $3.29             6.2x          54.3%





Source: Historical results from Form 10-Q dated 11/30/98. Projected results are management estimates, including $900,000 of expected cost reductions.

(1) Excludes gain on sale of ECS.

Fiscal year ends February 28.


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             Historical and Projected Consolidated Income Statements
                         (000's, except per share data)

                                                                                 1999 Quarterly Summary
                                                         --------------------------------------------------------
                                           1998            Q1A             Q2A             Q3A             Q4E
                                         --------        --------        --------        --------        --------

Revenues

    Sales                                $ 22,528        $  5,988        $  7,552        $  6,913        $  6,473
    Total Service, Support & Rental        27,256           7,270           7,472           7,517           6,804
                                         --------        --------        --------        --------        --------

        Total Revenues                   $ 49,784        $ 13,258        $ 15,025        $ 14,430        $ 13,278

Expenses

    Cost of System Sales                 $  7,986        $  1,994        $  3,289        $  2,149        $  1,807
    Cost of Service and Support            12,567           3,293           3,507           3,806           3,249
    Product Development                     2,982             762             711             731             745
    Selling Expenses                        7,153           1,907           2,003           1,870           1,792
    General & Administrative               14,609           3,929           3,894           4,195           3,686
                                         --------        --------        --------        --------        --------
        Total Expenses                   $ 45,297        $ 11,885        $ 13,404        $ 12,750        $ 11,280

        Operating Income                 $  4,487        $  1,373        $  1,621        $  1,680        $  1,998
                                         ========        ========        ========        ========        ========
        Growth Rate                                                                                          20.3%
        Margin                                9.0%           10.4%           10.8%           11.6%           15.0%

    Depreciation                         $  2,688        $    688        $    645        $    761        $    773
    Amortization                            1,160             249             171             177             172
                                         --------        --------        --------        --------        --------
        EBITDA                           $  8,335        $  2,310        $  2,437        $  2,618        $  2,943
                                         ========        ========        ========        ========        ========

    Depreciation                         $  2,688        $    688        $    645        $    761        $    773
    Amortization                            1,160             249             171             177             172
                                         --------        --------        --------        --------        --------
        EBIT                             $  4,487        $  1,373        $  1,621        $  1,680        $  1,998
                                         ========        ========        ========        ========        ========

Interest Income/(Expense)                     616             188             190             185             194
Gain on Asset Disposition                     830

    Income before Income Taxes              5,102           1,561           1,811           2,695           2,192

Income Taxes                               (1,944)           (593)           (688)         (1,011)           (833)
                                         --------        --------        --------        --------        --------
    Net Income                           $  3,158        $    968        $  1,123        $  1,684        $  1,359
                                         ========        ========        ========        ========        ========
    Growth Rate                                21%

    Earnings per Share:

       Basic                             $   0.91        $   0.28        $   0.32        $   0.48        $   0.38
       Diluted                           $   0.85        $   0.25        $   0.29        $   0.45        $   0.36



{TABLE CONTINUED)

                                                                For The Year Ended February 28,
                                         ------------------------------------------------------------------------
                                                                                 Forecasted
                                           1999E          2000(1)          2001            2002            2003
                                         --------        --------        --------        --------        --------

Revenues

    Sales                                $ 26,927        $ 35,079        $ 45,336        $ 51,926        $ 58,513
    Total Service, Support & Rental        29,064          28,975          31,701          34,758          38,155
                                         --------        --------        --------        --------        --------

        Total Revenues                   $ 55,991        $ 64,054        $ 77,036        $ 86,684        $ 96,668

Expenses

    Cost of System Sales                 $  9,239        $ 10,712        $ 14,175        $ 15,840        $ 17,267
    Cost of Service and Support            13,855          13,593          14,492          15,442          16,792
    Product Development                     2,948           3,350           3,775           4,200           4,575
    Selling Expenses                        7,572           8,473           9,414          10,178          10,966
    General & Administrative               15,704          15,779          16,337          16,881          17,428
                                         --------        --------        --------        --------        --------
        Total Expenses                   $ 49,319        $ 51,908        $ 58,192        $ 62,541        $ 67,029

        Operating Income                 $  6,672        $ 12,146        $ 18,844        $ 24,143        $ 29,640
                                         ========        ========        ========        ========        ========
        Growth Rate                          48.7%           82.0%           55.1%           28.1%           22.8%
        Margin                               11.9%           19.0%           24.5%           27.9%           30.7%

    Depreciation                         $  2,867        $  3,512        $  3,522        $  3,547        $  3,642
    Amortization                              769             753             653             551             339
                                         --------        --------        --------        --------        --------
        EBITDA                           $ 10,308        $ 16,411        $ 23,019        $ 28,241        $ 33,621
                                         ========        ========        ========        ========        ========

    Depreciation                         $  2,867        $  3,512        $  3,522        $  3,547        $  3,642
    Amortization                              769             753             653             551             339
                                         --------        --------        --------        --------        --------
        EBIT                             $  6,672        $ 12,146        $ 18,844        $ 24,143        $ 29,640
                                         ========        ========        ========        ========        ========

Interest Income/(Expense)                     757           1,021           1,476           2,179           3,108
Gain on Asset Disposition                     830

    Income before Income Taxes              8,259          13,168          20,320          26,322          32,748

Income Taxes                               (3,138)         (5,004)         (7,721)        (10,002)        (12,444)
                                         --------        --------        --------        --------        --------
    Net Income                           $  5,121        $  8,164        $ 12,598        $ 16,320        $ 20,304
                                         ========        ========        ========        ========        ========
    Growth Rate                                62%             59%             54%             30%             24%


    Earnings per Share:

       Basic                             $   1.46        $   2.31        $   3.56        $   4.61        $   5.74
       Diluted                           $   1.34        $   2.13        $   3.29        $   4.26        $   5.30



Source: Historical data from SEC filings. Projected data from management estimates.

(1)      Fiscal Year 2000 ends on February 29.



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              Historical and Projected Consolidated Balance Sheets
                         (000's, except per share data)

                                                                     1999 Quarterly Summary
                                                    ----------  -------------------------------------
                                                        1998        Q1A      Q2A      Q3A       Q4E
                                                    ----------  -------------------------------------


    CURRENT ASSETS
      Cash and Cash Equivalents                       $ 5,819    $ 4,993   $2,473   $2,701   $14,276
      Restricted Cash                                       -          -        -        -       150
      Short Term Investment Securities                  5,208      6,770    6,121    6,600         -
      Accounts Receivable                               8,178      8,243    9,454   10,864    10,106
      Inventories                                       2,465      3,694    3,940    3,530     3,900
      Deferred Income Taxes                               234        832    1,014    1,130     1,198
      Other Current Assets                                444        379      409      388       425
                                                       ------    -------   ------  -------   -------
         Total Current Assets                          22,348     24,911   23,411   25,213    30,056

    NON-CURRENT ASSETS
      Investment Securities                             2,497      2,490    3,905    3,687         -
      Property Plant & Equipment                        6,418      6,647    7,306    8,009     8,751
      Intangible Assets, Net                            3,111      2,862    2,654    2,468     2,296
      Deferred Income Taxes                               556        648      623      637       649
      Other Assets                                        184        187      203      238       238
                                                      -------    -------  -------  -------   -------
         Total Non-Current Assets                      12,766     12,834   14,691   15,039    11,933

    TOTAL ASSETS:                                      35,114     37,745   38,102   40,252    41,989
                                                      =======    =======  =======  =======   =======

    LIABILITIES
      Accounts Payable                                  1,720      1,999    2,255    1,426     1,800
      Accrued Expenses                                  3,878      4,880    4,714    6,179     6,115
      Unearned Income                                   1,337      1,213      979      781       849
         Total Liabilities                              6,935      8,092    7,948    8,386     8,764

    OWNERS' EQUITY
      Common Stock and Addt'l Paid in Capital          11,529     12,090   12,559   12,730    12,730
      Retained Earnings                                18,830     19,798   20,921   22,605    23,964
      Cumulative Translation Adjustment                   (45)       (48)    (153)     (92)      (92)
      Unrealized Gain on Investment Securities, Net        52          -        -        -         -
      Treasury Stock                                   (2,187)    (2,187)  (3,173)  (3,377)   (3,377)
                                                       -------    -------  -------  -------   -------
         Total Owners' Equity                          28,179     29,653   30,154   31,866    33,225

    TOTAL LIABILITIES & EQUITY:                        35,114     37,745   38,102   40,252    41,989
                                                      =======    =======  =======  =======   =======


(TABLE CONTINUED)


                                                                 For The Year Ended  by February 28,
                                                      -----------------------------------------------------------
                                                                            Forecasted

                                                       1999       2000(1)      2001        2002        2003
                                                      -----------------------------------------------------------

    CURRENT ASSETS

      Cash and Cash Equivalents                       $14,276    $21,727     $30,513     $46,611    $63,404
      Restricted Cash                                     150          -           -           -          -
      Short Term Investment Securities                      -          -           -           -          -
      Accounts Receivable                              10,106      9,652      11,608      13,062     14,566
      Inventories                                       3,900      4,035       6,274       5,246      7,312
      Deferred Income Taxes                             1,198      1,975       3,048       3,948      4,912
      Other Current Assets                                425        576         693         780        870
                                                      -------    -------     -------     -------    -------
         Total Current Assets                          30,056     37,965      52,136      69,647     91,064

    NON-CURRENT ASSETS
      Investment Securities                                 -          -           -           -          -
      Property Plant & Equipment                        8,751      9,239       9,467       9,670      9,778
      Intangible Assets, Net                            2,296      1,543         890         339          -
      Deferred Income Taxes                               649      1,317       2,032       2,632      3,275
      Other Assets                                        238        256         308         347        387
                                                      -------    -------     -------     -------     -------
         Total Non-Current Assets                      11,933     12,354      12,697      12,988     13,440

    TOTAL ASSETS:                                      41,989     50,320      64,833      82,635    104,504
                                                      =======    =======     =======     =======    =======

    LIABILITIES
      Accounts Payable                                  1,800      2,284       2,560       2,752      2,949
      Accrued Expenses                                  6,115      4,672       5,237       5,629      6,033
      Unearned Income                                     849      1,975       3,048       3,948      4,912
         Total Liabilities                              8,764      8,931      10,846      12,329     13,894

    OWNERS' EQUITY
      Common Stock and Addt'l Paid in Capital          12,730     12,730      12,730      12,730     12,730
      Retained Earnings                                23,964     32,128      44,726      61,046     81,349
      Cumulative Translation Adjustment                   (92)       (92)        (92)        (92)       (92)
      Unrealized Gain on Investment Securities, Net         -          -           -           -          -
      Treasury Stock                                   (3,377)    (3,377)     (3,377)     (3,377)    (3,377)
                                                      --------    -------     -------     -------    -------
         Total Owners' Equity                           33,225    41,389      53,987      70,307     90,610

    TOTAL LIABILITIES & EQUITY:                         41,989    50,320      64,833      82,635    104,504
                                                       ========  ========    ========    ========   ========



Source: Historical data from SEC filings. Projected data from management estimates.

(1)      Fiscal Year 2000 ends on February 29.

                                                             Project Chargeback

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                          Chargeback Price Volume Chart

                               (Graphic omitted)

Graph depicting the daily prices of shares of Chargeback from February 13, 1998 to February 12, 1999.

Graph depicting the trading volume of shares of Chargeback from February 13, 1998 to February 12, 1999.

Source: IDD Information Services/Tradeline

                                                             Project Chargeback

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                           Chargeback Trading Volume

                               (Graphic omitted)

Graph depicting what percent of the total volume of shares, traded from February 13, 1998 to February 12, 1999, traded at specified prices.

Graph shows aggregate trading volume of 1,310,300 cumulative shares, which represents 37% of the 3,540,000 shares outstanding as reported on 2/12/99.

Source: IDD Information Services/Tradeline

                                                             Project Chargeback

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                     Chargeback vs. Nasdaq Composite Index
                   (Based on Closing Prices for last 5 years)

                               (Graphic omitted)

Graph comparing the closing price of Chargeback to the closing price of the NASDAQ from February 14, 1994 to February 12, 1999.

Source: IDD Information Services/Tradeline

                                                             Project Chargeback

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                         Chargeback vs. Various Indices

                               (Graphic omitted)

Graph depicting the closing prices from February 13, 1998 to February 12, 1999 of Chargeback, the S&P 500, and the NASDAQ as a percentage of what their respective closing prices were on February 13, 1998.

Source: IDD Information Services/Tradeline


                                Ownership Summary
--------------------------------------------------------------------------------
                              Chargeback Affiliates
--------------------------------------------------------------------------------
                                               Common               % of
Beneficial Owner                           Stock Owned (1)       Outstanding
-------------------------------------   ------------------      -------------

John T. Kane                                     727,750             20.6%
George P. Wilson
    Wilson Family Partnership                    116,414              3.3%
    Kane Family Trust                             35,200                 *
    Owned Outright                               372,500             10.5%
                                       ------------------      -------------
       Total Executives                        1,251,864             35.4%
Patrick J. Raftery                                 1,800                 *
Chris Rickborn                                     2,500                 *
Cid Yousefi                                        9,400                 *
John P. Jones                                      5,400                 *
                                       ------------------      -------------

    Total Employees                            1,270,964             35.9%
                                       ------------------      -------------


Marc M. Watson                                     3,000              0.1%
James F. Courier                                   8,000              0.2%
                                       -------------------     -------------
    Outside Board Members                         11,000              0.3%
                                       ------------------    ---------------


    Total Employees and Board Members          1,281,964             36.2%
                                       ==================    ===============



--------------------------------------------------------------------------------
                       Chargeback Institutional Investors
--------------------------------------------------------------------------------
                                              Common               % of
  Beneficial Owner                       Stock Owned(2)         Outstanding
------------------------------------ --------------------  -------------------

FMR Corporation                                  349,000                 9.9%
SafeCo Corporation                               314,000                 8.9%
Laifer Capital Management, Inc.                  304,000                 8.6%
Dimensional Fund Advisors Inc.                   120,000                 3.4%
Barclays Bank PLC                                 69,000                 1.9%

Scudder Kemper Investments, Inc.                  26,000                    *
Mellon Bank Corporation                           15,000                    *
Bear, Stearns & Company                            2,000                    *
Donaldson, Lufkin & Jenrette, Inc.                 1,000                    *
Bankers Trust Company                              1,000                    *
                                      --------------------  -------------------
Total Institutional Holdings                   1,201,000                33.9%
                                      ====================  ===================




Ownership Summary

-----------------
Total Employees and Board Members              1,281,964                36.2%
Total Institutional Holdings                   1,201,000                33.9%
Retail Float                                   1,056,536                29.8%
                                      --------------------  ------------------
Total Shares Outstanding (3)                   3,539,500               100.0%
                                      ====================  ==================



--------------------------------------------------
  * Less than 0.1%.

 (1)Source:  Ownership numbers provided by the Company.
             Excludes outstanding options.
 (2)Source:  Vickers database on February 10, 1999
 (3)Source:  Form 10-Q dated November 30, 1998.

                                                             Project Chargeback

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                           ----------------------------------------------------



                           IV.  Valuation Summary

                           ----------------------------------------------------

                                                             Project Chargeback

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                           ----------------------------------------------------



                           A.  Methodology

                           ----------------------------------------------------




                                  Methodology

o Reviewed historical and projected operational information provided by Chargeback's management. Discussed the Company's historical results, future growth opportunities, and other matters which we considered relevant to our analysis with management.

o Reviewed the Company's historical and projected financial information, as provided by the Company.

o Analyzed qualitative factors associated with the transaction, including existing management profile and stock ownership.

o   Analyzed the stock trading history of Chargeback.

o   Valued the Company based on a discounted cash flow analysis.

o Compared and analyzed the Company's financial and operational performance with selected publicly traded small-capitalization technology and business services companies and valued the Company based on implied multiples from these companies.

o Analyzed recent mergers and acquisitions involving small-capitalization technology and business services companies and valued the Company based on implied multiples from these transactions.

                                                             Project Chargeback

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                           ----------------------------------------------------



                           B.  Composite Implied
                               Valuation

                           ----------------------------------------------------

                                                             Project Chargeback

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                          Composite Valuation Summary

                               (Graphic omitted)

Graph depicting the offer price to the range and median of the implied share prices under the following valuations methods: DCF analysis, comparable companies, comparable transaction multiples, and comparable transaction premiums.

                                                             Project Chargeback

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           Summary of Implied Prices of All Valuation Methodologies

--------------------------------------
Offer Price                   $ 25.25
--------------------------------------


                                      High      Median      Mean         Low
                                     -------    -------    -------    -------
Discounted Cash Flows                $ 30.48    $ 26.28    $ 26.30    $ 22.46

Comparable Company Multiples

      LTM Revenue                    $ 35.05    $ 17.75    $ 18.92     $ 9.76
      LTM EBITDA                       33.79      22.56      22.04      12.42
      LTM EBIT                         37.44      23.33      22.12      11.01
      LTM EBITDA - Capex               31.34      16.15      17.99       9.64
      LTM Net Income                   44.26      19.54      21.54       7.61
      1999 EPS                         48.41      28.55      28.19      14.35
      2000 EPS                         45.79      36.06      35.51      25.12
                                     -------    -------    -------    -------
      Mean                           $ 39.44    $ 23.42    $ 23.76    $ 12.84

Comparable Transaction Multiples

      LTM Revenue                    $ 48.57    $ 24.97    $ 27.92    $ 15.08
      LTM EBITDA                       33.41      26.94      27.32      18.83
      LTM EBIT                         35.74      24.01      24.93      16.30
      LTM EBITDA - Capex               31.56      21.49      22.64      12.83
      LTM Net Income                   34.50      19.74      21.37      14.11
                                     -------    -------    -------    -------
      Mean                           $ 36.76    $ 23.43    $ 24.84    $ 15.43

Comparable Transaction Premiums

      One Day Earlier                $ 36.12    $ 23.31    $ 25.67    $ 20.25
      One Week Earlier                 35.75      28.09      27.32      19.50
      Four Weeks Earlier               34.20      24.94      24.82      18.63
                                     -------    -------    -------    -------
      Mean                           $ 35.36    $ 25.45    $ 25.94    $ 19.46

                                                             Project Chargeback

-------------------------------------------------------------------------------




                           ----------------------------------------------------



                           C.  Discounted Cash Flow
                               Analysis

                           ----------------------------------------------------

                                                            Project Chargeback

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                     Projected Unlevered Free Cash Flows


(000's)                                                  Fiscal Years Ended February 28,
                                                -------------------------------------------------
                                                 2000 (1)      2001         2002          2003
Free Cash Flow:

Operating Income (EBIT)                          $12,146      $18,844       $24,143      $29,640
Less:     Income Taxes @ 38.0%                    (4,616)      (7,161)       (9,174)     (11,263)
                                                 -------      --------      --------     --------
            Tax-Adjusted Operating Income        $ 7,531      $11,683       $14,969      $18,377

Plus:     Depreciation & Amortization              4,265        4,175         4,098        3,981
Less:     Capital Expenditures                    (4,000)      (3,750)       (3,750)      (3,750)
                                                 --------     --------      --------     --------
Cash Flow before Changes to Working Capital        7,796       12,108        15,316       18,607

 (Increase)/Decrease in Working Capital           (1,129)      (4,237)         (569)      (3,742)

                                                -------------------------------------------------
Free Cash Flow                                   $ 6,667      $ 7,871       $14,748      $14,866
                                                -------------------------------------------------

Source:  Management projections.
(1)  Fiscal Year 2000 ends February 29.


                                                            Project Chargeback

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                     Discounted Cash Flow Implied Valuation
                         (000's, except per share data)



     Terminal                                PV of                                                                      PV of
       Value                                 Free            PV of     Aggregate     Less:                    PV of     Equity
    Multiple of             Discount       Cash Flow        Terminal    Present      Total       Plus:        Equity     per
    2003 EBITDA              Rate(1)       1999-2003(2)      Value       Value        Debt     Cash (4)       Value    Share(3)
    -----------              -------       ------------      -----       -----        ----     --------       -----    --------
                              15.9%          31,593         49,503      81,096         -        12,988       94,084      24.13
---------------------
        6.0x                  17.4%          30,719         47,020      77,739         -        12,988       90,727      23.27
---------------------
                              18.9%          29,885         44,691      74,576         -        12,988       87,564      22.46

                              15.9%          31,593         61,878      93,472         -        12,988      106,460      27.30
---------------------
        7.5x                  17.4%          30,719         58,775      89,494         -        12,988      102,482      26.28
---------------------
                              18.9%          29,885         55,864      85,749         -        12,988       98,737      25.32

                              15.9%          31,593         74,254     105,847         -        12,988      118,835      30.48
---------------------
        9.0x                  17.4%          30,719         70,530     101,249         -        12,988      114,237      29.30
---------------------
                              18.9%          29,885         67,036      96,922         -        12,988      109,910      28.19

                                                                                                 -----------------------------
                                                                                                 Mean                  $ 26.30
                                                                                                 -----------------------------



(1) As of 2/12/99, weighted average cost of capital was 17.36% based on company's industry peer group. See calculation in appendix.
(2) Free cash flow discounted using the half year convention.
(3) Assumes diluted shares outstanding as of 2/12/99 of 3.899 million.
(4) Based on the quarter ended 11/30/98.

                                                             Project Chargeback

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                           ----------------------------------------------------



                           D.  Comparable Companies
                               Analysis

                           ----------------------------------------------------

                                                             Project Chargeback

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                    Comparable Companies Summary Valuation

                               [Graphic omitted]

Graph comparing the offer price to the mean and range of the implied share price of comparable companies based on the following operating parameters:

LTM Revenue, LTM EBITDA, LTM EBIT, LTM EBITDA-Capex, LTM Net Income, CY1999E EPS, and CY2000E EPS.

                                                             Project Chargeback

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                  Comparable Companies Summary Valuation Matrix
                         (000's, except per share data)


Offer Price                       $25.25

                                                            Enterprise Value /                            Equity Value /
                                          -----------------------------------------------  -----------------------------------------
                                                                                   LTM        LTM
                                             LTM           LTM         LTM       EBITDA -     Net     CY1999E    CY2000E
                                           Revenue        EBITDA       EBIT       Capex      Income     EPS        EPS
                                           -------        ------       ----       -----      ------     ---        ---

                                           -----------------------------------------------------------------------------------------
Chargeback Operating Parameters (1)        $50,564(2)   $9,852(2)   $6,386(2)   $5,245(2)  $4,515(2)  $2.13(3)   $3.29(3)
                                           -----------------------------------------------------------------------------------------


Comparable Companies Valuation Multiples

                                           -----------------------------------------------------------------------------------------
                  High                        2.4x       12.1x       20.8x       20.8x      38.2x     22.7x      13.9x
                  Median                      1.1x        7.6x       12.2x        9.5x      16.9x     13.4x      11.0x
                  Mean                        1.2x        7.4x       11.5x       10.9x      18.6x     13.2x      10.8x
                  Low                         0.5x        3.6x        4.7x        4.7x       6.6x      6.7x       7.6x
                                           -----------------------------------------------------------------------------------------

                                           -------------------------------------------
Plus: Cash (4)                             $12,988     $12,988     $12,988     $12,988
                                           -------------------------------------------

                                           -----------------------------------------------------
Diluted Shares Outstanding (5)               3,899       3,899       3,899       3,899     3,899
                                           -----------------------------------------------------

Implied Equity Value Per Share                                                                                                 Mean

                                           -----------------------------------------------------------------------------------------
                  High                      $35.05      $33.79      $37.44      $31.34     $44.26    $48.41      $45.79       $39.44
                  Median                     17.75       22.56       23.33       16.15      19.54     28.55       36.06        23.42
                  Mean                       18.92       22.04       22.12       17.99      21.54     28.19       35.51        23.76
                  Low                         9.76       12.42       11.01        9.64       7.61     14.35       25.12        12.84
                                           -----------------------------------------------------------------------------------------



(1)  Parameters exclude ECS figures.
(2) Chargeback financial information for the latest twelve months is for the twelve months ended 11/30/98.
(3) Chargeback financial projections for CY1999 and CY2000 are for the fiscal years ended 2/29/00 and 2/28/01, respectively.
(4)  Based on the quarter ended 11/30/98.
(5)  Calculated using the treasury stock method and an offer price of $25.25.

                                                             Project Chargeback

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                 Comparable Companies Summary Valuation Matrix
                         (000's, except per share data)



                                           Market Values (1)           EBITDA     Three-Year Growth
                                    ---------------------------------             ----------------
                                       Per
                            Ticker    Share    Equity      Enterprise   Margin    Revenue   EBITDA
----------------------------------  ---------------------------------  --------   -----------------
Billing Concepts Corp.        BILL    $10.00   $348,166      $232,429     27.4%     25.7%    26.5%
Brooktrout Technology, Inc.   BRKT    $10.94       $123      $110,682     10.9%     37.6%    13.1%
Checkpoint Systems, Inc.      CKP      $9.31   $294,004      $424,046     15.4%     21.0%    19.5%
Digi International Inc.       DGII     $6.59    $96,741      $108,481     15.7%      3.5%     1.1%
FLIR Systems, Inc.            FLIR    $20.88   $255,350      $290,655     17.7%     23.3%    27.4%
Kofax Image Products, Inc.    KOFX     $8.69    $46,884       $23,397     18.1%     16.5%    18.9%
Omtool, Ltd.                  OMTL     $4.31    $55,319       $34,586     10.3%     99.3%    88.6%
Peerless Systems Corp.        PRLS     $9.25   $105,282       $78,396     23.6%     38.3%       NM
PSC Inc.                      PSCX     $8.63   $115,650      $202,678     18.2%     35.4%    54.2%
Sensormatic Electronics Corp. SRM.    $10.44   $781,897    $1,200,697     13.1%      3.5%    (4.7%)
Telxon Corp.                  TLXN     $9.38   $151,165      $242,822     13.0%      7.1%    12.0%
----------------------------------  ---------------------------------  --------   -----------------


----------------------------------  ---------------------------------  --------  ------------------
Chargeback (Trading Multiples)        $20.25   $ 77,503    $   64,515     19.5%     16.8%    21.4%
----------------------------------  ---------------------------------  --------  ------------------


                                                                        --------   ---------------
                                 High                                     27.4%     99.3%    88.6%
                                 Median                                   15.7%     23.3%    19.2%
                                 Mean                                     16.7%     28.3%    25.7%
                                 Low                                      10.3%      3.5%    (4.7%)
                                                                          ------   ---------------


                                 Chargeback (Implied Multiple at Offer Price)


(TABLE CONTINUED)


                                 -------------------------------------------------   -----------------
                                                                                          Based on
                                         Based on Latest Twelve Months Results        Forward Results
                                 -------------------------------------------------   -----------------

                                                                          Equity
                                                                           Value       Equity Value
                                       Enterprise Value Multiples        Multiples       Multiples
                                 --------------------------------------- ---------   ----------------
                                                               EBITDA -  Net         CY1999E   CY2000E
(000's, except per share data)   Revenue EBITDA    EBIT        CAPEX     Income         EPS      EPS
------------------------------   --------------------------------------  ------      -----------------
Billing Concepts Corp.            1.4x     5.0x     5.8x         6.7x    12.5x        11.5x       N/A
Brooktrout Technology, Inc.       1.1x    10.1x    13.9x        13.9x    16.9x        12.9x     10.2x
Checkpoint Systems, Inc.          1.2x     7.6x    14.1x         9.5x    17.0x        13.9x     11.0x
Digi International Inc.           0.6x     3.6x     5.1x         5.1x     6.6x         6.7x       N/A
FLIR Systems, Inc.                2.1x    12.1x    16.4x        16.4x    32.5x        11.7x       N/A
Kofax Image Products, Inc.        0.7x     3.6x     4.7x         4.7x    12.3x         9.7x       N/A
Omtool, Ltd.                      1.1x    10.7x    20.8x        20.8x    30.0x        22.7x     13.9x
Peerless Systems Corp.            2.4x    10.4x    12.2x        12.2x    19.7x        17.5x       N/A
PSC Inc.                          0.9x     5.1x     7.7x         7.7x    11.0x         9.1x      7.6x
Sensormatic Electronics Corp.     1.2x     9.4x    19.1x        16.5x    38.2x        16.6x     11.2x
Telxon Corp.                      0.5x     3.8x     6.4x         6.4x     8.0x        42.6x *     N/A
------------------------------   --------------------------------------  ------      -----------------


------------------------------  --------------------------------------   -------     -------------------
Chargeback (Trading Multiples)    1.3x     6.5x     10.1x        12.3x   17.2x        9.5x(2)   6.2x(2)

------------------------------  --------------------------------------   -------     -------------------



                                --------------------------------------   -------     -------------------
                                  2.4x    12.1x    20.8x        20.8x    38.2x       22.7x     13.9x
                                  1.1x     7.6x    12.2x         9.5x    16.9x       13.4x     11.0x
                                  1.2x     7.4x    11.5x        10.9x    18.6x       13.2x     10.8x
                                  0.5x     3.6x     4.7x         4.7x     6.6x        6.7x      7.6x

                                --------------------------------------   -------     -------------------

                                --------------------------------------   -------    --------------------
                                  1.7x     8.7x    13.4x       16.3x     21.8x       11.8x      7.7x

                                --------------------------------------   -------    --------------------


* Outliers excluded from summary statistics.

Summary Statistics Exclude Chargeback.

(1)  As of February 12, 1999.
(2) Chargeback financial projections for CY1999 and CY2000 are for the fiscal years ended 2/29/00 and 2/28/01, respectively.

See footnotes in Appendix A.

                                                             Project Chargeback

-------------------------------------------------------------------------------




                           ----------------------------------------------------



                           E.  Comparable Companies
                               Analysis - Multiples

                           ----------------------------------------------------

                                                             Project Chargeback

-------------------------------------------------------------------------------


                    Comparable Transactions Summary Valuation

                               (Graphic omitted)

Graph comparing the offer price to the mean and range of the implied share price of comparable transactions based on the following operating parameters:

LTM Revenue, LTM EBITDA, LTM EBIT, LTM EBITDA-Capex, LTM Net Income.

                                                             Project Chargeback

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                Comparable Transactions Summary Valuation Matrix
                         (000's, except per share data)

-------------------------
Offer Price      $  25.25
-------------------------

                                                                     Enterprise Value /                     Equity Value /
                                                    ------------------------------------------------------  -------------
                                                                                                  LTM           LTM
                                                        LTM           LTM           LTM        EBITDA -         Net
                                                      Revenue       EBITDA         EBIT          Capex         Income

                                                    ---------       -------       -------      --------     -------------

                                                    ---------------------------------------------------------------------
      Chargeback Operating Parameters (1)(2)          $50,564       $ 9,852       $ 6,386       $ 5,245       $ 4,515
                                                    ---------------------------------------------------------------------

      Comparable Transaction Valuation Multiples

                                                    ---------------------------------------------------------------------
                             High                        3.5x         11.9x         19.8x         21.0x         29.8x
                             Median                      1.7x          9.3x         12.6x         13.5x         17.0x
                             Mean                        1.9x          9.5x         13.2x         14.4x         18.5x
                             Low                         0.9x          6.1x          7.9x          7.1x         12.2x
                                                    ---------------------------------------------------------------------

                                                    ---------------------------------------------------
      Plus:  Cash(3)                                  $12,988       $12,988       $12,988       $12,988
                                                    ---------------------------------------------------

                                                    ---------------------------------------------------------------------
      Diluted Shares Outstanding(4)                     3,899         3,899         3,899         3,899         3,899
                                                    ---------------------------------------------------------------------

      Implied Equity Value Per Share                                                                                           Mean

                                                    ---------------------------------------------------------------------   -------
                             High                     $ 48.57       $ 33.41       $ 35.74       $ 31.56       $ 34.50       $ 36.76
                             Median                     24.97         26.94         24.01         21.49         19.74         23.43
                             Mean                       27.92         27.32         24.93         22.64         21.37         24.84
                             Low                        15.08         18.83         16.30         12.83         14.11         15.43
                                                    ---------------------------------------------------------------------   -------


(1)  Chargeback financial information for the latest twelve months ended
     11/30/98.
(2)  Parameters exclude ECS figures.
(3)  Based on the quarter ended 11/30/98.
(4)  Calculated using the treasury stock method and an offer price of $25.25.

                                                             Project Chargeback

-------------------------------------------------------------------------------


                  Comparable Transactions Valuation Summary (1)
                         (000's, except per share data)

Target                             Target
      Acquiror                     Description

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Trident International Inc (3)      Designs, manufactures and markets piezoelectric
                                   impulse ink jet subsystems including printheads
                                   inks and other related components
      Illinois Toolworks Inc.

---------------------------------------------------------------------------------------
Microdyne Corp                     Designs products for use in data gathering and
                                   analysis, and provides outsourced technical
                                   services for electronic product companies.
      L-3 Communications Holdings

---------------------------------------------------------------------------------------
Donnelley Enterprise Solutions     Single-source provider of integrated information
                                   management services to professional service
                                   organizations, primarily law firms, investment
      Bowne & Company, Inc.        banks and accounting firms.

---------------------------------------------------------------------------------------
IPC Information Systems Inc.       Leader in providing integrated telecommunications
                                   equipment and services that facilitate the execution
                                   of transactions by the financial trading
      Cable Systems International  community.


---------------------------------------------------------------------------------------
Holmes Protection Group Inc.       Provider of security alarm monitoring services
                                   and designs, sells, installs and services
      Tyco International Ltd.      electronic security systems.

---------------------------------------------------------------------------------------

(TABLE CONTINUED)

                            LTM Valuation Multiplier
                         (000's, except per share data)


                                          Shares Out.
                                Announced     EV        Revenue          EBITDA           EBIT          EBITDA-CAPEX     Net Income
Target                          Effective     PP        EV/Rev.         EV/EBITDA       EV/EBIT      EV/EBITDA-CAPEX    PP/Net Inc.
      Acquiror                  Attitude  Price/Share Hist Growth(2)  Hist Growth(2) Hist Growth(2)

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Trident International Inc         1/6/99         7.3  $32,832         $11,422         $10,187         $10,325            $7,066
                                  Pending   $114,534      3.5x           10.0x           11.2x            11.1x             17.0x
      Illinois Toolworks Inc.     Friendly  $120,421     12.5%           24.2%           29.3%
                                             $16.500
-----------------------------------------------------------------------------------------------------------------------------------
Microdyne Corp                    12/3/98       13.1   $58,310         $7,307          $5,673         $4,305             $4,688
                                  1/8/99     $86,982       1.5x          11.9x           15.3x          20.2x              14.0x
      L-3 Communications Holdings Friendly   $65,519       36.1%         13.7%            5.4%
                                              $5.000
-----------------------------------------------------------------------------------------------------------------------------------
Donnelley Enterprise Solutions    5/27/98        5.1   $113,543         $2,558         ($3,964)      ($3,520)           ($3,282)
                                  7/7/98    $105,915        0.9x          41.4x*            NM             NA                NM
      Bowne & Company, Inc.       Friendly  $106,126       29.6%             NM             NM
                                             $21.000
-----------------------------------------------------------------------------------------------------------------------------------
IPC Information Systems Inc.      12/19/97      11.0   $272,927         $28,550       $17,649         $11,785            $7,775
                                  4/30/98   $247,298      0.9x              8.7x         14.0x           21.0x            29.8x
      Cable Systems International Friendly  $231,634     14.5%               NM             NM
                                             $21.000
-----------------------------------------------------------------------------------------------------------------------------------
Holmes Protection Group Inc.      12/28/97       6.9   $62,354           $4,440       ($6,420)       ($5,862)          ($4,070)
                                  2/19/98   $142,486      2.3x             32.1x*          NM             NM                NM
      Tyco International Ltd.     Friendly  $117,141        NM                NM           NM
                                             $17.000
-----------------------------------------------------------------------------------------------------------------------------------


 *   Outliers excluded from summary statistics.
(1) Financial data excludes the results of discontinued operations, extraordinary gains and one-time charges. Diluted shares outstanding calculated using the treasury stock method.
(2) Historical growth rate is based on the three fiscal years preceeding the transaction.
(3)  Pending transaction multiples are not included in summary statistics.

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

                  Comparable Transactions Valuation Summary (1)
                         (000's, except per share data)

------------------------------------------------------------------------------------
Target                               Target
      Acquiror                       Description

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Shared Technologies Fairchild Inc.   Provider of shared telecommunication services
                                     and telecommunication system to tenants of
      Intermedia Communications Inc. modern, multi-tenant office buildings.

------------------------------------------------------------------------------------
DH Technology Inc                    Leading designer, manufacturer and marketer of
                                     impact transaction printing mechanisms, impact
      Axiohm S.A.                    and thermal transaction printers.

------------------------------------------------------------------------------------
Colonial Data Technologies           Designs, develops and markets telecommunications
                                     products that support network services being
      US                             Order Inc developed and implemented by
                                     telephone operating companies.

------------------------------------------------------------------------------------


(TABLE CONTINUED)

(000's, except per share data)                   Shares Out.
--------------------------------     Announced       EV
Target                               Effective       PP
      Acquiror                       Attitude    Price/Share
------------------------------------------------------------
Shared Technologies Fairchild Inc.   11/20/97       17.2
                                     12/29/97   $513,180

      Intermedia Communications Inc. Friendly   $257,642
                                                 $15.000

------------------------------------------------------------
DH Technology Inc                    7/15/97         8.5
                                     8/21/97    $172,089

      Axiohm S.A.                    Friendly   $213,114
                                                 $25.000

------------------------------------------------------------
Colonial Data Technologies           8/7/96         15.5
                                     11/8/96    $135,059

      US Order Inc                   Friendly   $146,055
                                                  $9.437

------------------------------------------------------------


(TABLE CONTINUED)


                                      -----------------------------------------------------------------------
                                                                  LTM Valuation Multiplier
                                                               (000's, except per share data)
                                      -----------------------------------------------------------------------

                                           Revenue          EBITDA            EBIT          EBITDA-CAPEX      Net Income
Target                                     EV/Rev.         EV/EBITDA        EV/EBIT        EV/EBITDA-CAPEX   PP/Net Inc.
      Acquiror                           Hist Growth(2)  Hist Growth(2)  Hist Growth(2)
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Shared Technologies Fairchild Inc.       $188,125       $44,232          $25,933          $32,254             ($6,765)
                                              2.7x         11.6x            19.8x            15.9x                 NM
      Intermedia Communications Inc.         86.2%        141.3%           190.9%
-------------------------------------------------------------------------------------------------------------------------
DH Technology Inc                        $106,773       $19,935          $15,901          $15,804             $11,048
                                             1.6 x          8.6x            10.8x            10.9x               19.3x

      Axiohm S.A.                            21.9%         28.6%            29.0%
-------------------------------------------------------------------------------------------------------------------------
Colonial Data Technologies               $ 78,288        $22,014         $17,053          $19,125             $11,990
                                              1.7x           6.1x            7.9x             7.1x               12.2x
      US Order Inc                          106.3%         148.7%          203.4%
-------------------------------------------------------------------------------------------------------------------------




                                              Summary Statistics

----------------------------                  -------------------------------------------------------------------------
Legend
------                                        High                  3.5x     11.9x      19.8x      21.0x     29.8x
LTM = Latest Twelve Months                    Median                1.7x      9.3x      12.6x      13.5x     17.0x
PP = Purchase Price                           Mean                  1.9x      9.5x      13.2x      14.4x     18.5x
EV =Enterprise Value                          Low                   0.9x      6.1x       7.9x       7.1x     12.2x
---------------------------                   ------------------------------------------------------------------------


                                              ------------------------------------------------------------------------
Chargeback's Implied Multiple at Offer Price                        0.7x       8.7x      13.4x      16.3x    21.8x
                                              ------------------------------------------------------------------------


 *   Outliers excluded from summary statistics.
(1) Financial data excludes the results of discontinued operations, extraordinary gains and one-time charges. Diluted shares outstanding calculated using the treasury stock method.
(2) Historical growth rate is based on the three fiscal years preceeding the transaction.
(3)  Pending transaction multiples are not included in summary statistics.

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                           ----------------------------------------------------



                           F.  Comparable Companies
                               Premiums Analysis

                           ----------------------------------------------------

                                                             Project Chargeback

-------------------------------------------------------------------------------


               Comparable Transactions Premiums Summary Valuation

                               (Graphic omitted)

Graph comparing the offer price to the range and medium of comparable transaction premiums one day, one week, and four weeks earlier.

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-------------------------------------------------------------------------------


           Comparable Transactions Premiums Summary Valuation Matrix

------------------------
Offer Price      $25.25

------------------------

                                            Offer Price as a Premium to
                                                 Closing Stock Price

                                         -------------------------------
                                            One       One       Four
                                            Day       Week     Weeks
                                          Earlier   Earlier   Earlier
                                          -------   -------   -------
                                          ------------------------------
Chargeback Closing Price  (1)(2)          $20.25    $19.50    $18.63
                                          ------------------------------

Comparable Companies Valuation Multiples

                                          ---------------------------
                High                        78.4%     83.3%     83.6%
                Median                      15.1%     44.1%     33.9%
                Mean                        26.8%     40.1%     33.3%
                Low                        (14.2%)    (5.6%)   (27.4%)
                                          ---------------------------

Implied Equity Value Per Share                                            Mean
                                          ----------------------------   ------
                High                      $36.12     $35.75     $34.20   $35.36
                Median                    $23.31     $28.09     $24.94   $25.45
                Mean                      $25.67     $27.32     $24.82   $25.94
                Low                       $20.25     $19.50     $18.63   $19.46
                                          ----------------------------   ------


(1) Source: Bloomberg.
(2) Chargeback closing prices on 2/12/99, 2/8/99 and 1/19/99, respectively.

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-------------------------------------------------------------------------------

           Comparable Transactions Premiums Summary Valuation Matrix

                                                                   ----------------------------  --------------------------
                                                                     Closing Price Prior to           Offer Premium /
                                                                          Announcement                  (Discount)
                                                                   ----------------------------  ------------------------
Effective   Announce  Target Name                        Share     1 Day    1 Week    4 Weeks    1 Day  1 Week  4 Weeks
   Date       Date           Acquiror Name               Price    Earlier   Earlier   Earlier   Earlier Earlier Earlier
   ----       ----    -------------------------------    -----    -------   -------   -------   ------- ------- -------
 Pending    01/06/99  Trident International Inc.         $16.50     $9.25     $9.00     $9.25     78.4%   83.3%   78.4%

                            Illinois Toolworks Inc.

 01/08/99   12/03/98  Microdyne Corp.                     $5.00     $4.31     $3.13     $3.47     15.9%   60.0%   44.1%
                            L-3 Communications Holdings
 07/07/98   05/27/97  Donnelley Enterprise Solutions     $21.00    $13.06    $13.00    $11.44     60.8%   61.5%   83.6%
                            Bowne & Company, Inc.
 4/30/98    12/19/97  IPC Information Systems Inc.       $21.00    $18.38    $16.00    $18.38     14.3%   31.3%   14.3%
                            Cable Systems International
 02/19/98   12/28/97  Holmes Protection Group Inc.       $17.00    $18.00    $18.00    $18.50     (5.6%)  (5.6%)  (8.1%)
                            Tyco International Ltd.
 12/29/97   11/20/97  Shared Technologies Fairchild Inc. $15.00    $14.00    $11.38    $12.13      7.1%   31.9%   23.7%
                            Intermedia Communications Inc.
 08/21/97    7/15/97  DH Technology Inc.                 $25.00    $15.88    $16.00    $15.88     57.5%   56.3%   57.5%
                            Axiohm S.A.
 11/08/96   08/07/96  Colonial Data Technologies          $9.44    $11.00     $9.25    $13.00    (14.2%)   2.0%  (27.4%)
                            US Order Inc.
------------------------------------------------------  --------  ----------------------------  ------------------------
             2/16/99  Chargeback (1)                     $25.25    $20.25    $19.50    $18.63     24.7%   29.5%   35.6%
                             Bedrock
------------------------------------------------------  --------  ----------------------------  ------------------------

                                                                                                -----------------------
                                                                                      High        78.4%   83.3%   83.6%
                                                                                      Median      15.1%   44.1%   33.9%
                                                                                      Mean        26.8%   40.1%   33.3%
                                                                                      Low        (14.2%)  (5.6%) (27.4%)
                                                                                                -----------------------


Source: Stock prices from Bloomberg.
Summary Statistics Exclude Chargeback.

(1) Chargeback closing prices on 2/12/99, 2/8/99 and 1/19/99, respectively.

                                                             Project Chargeback

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                           ----------------------------------------------------



                           Appendices

                           ----------------------------------------------------

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-------------------------------------------------------------------------------


                           ----------------------------------------------------



                           A.  Comparable Companies
                               Descriptions

                           ----------------------------------------------------

                                                             Project Chargeback

-------------------------------------------------------------------------------

                         Comparable Company Descriptions

Billing Concepts Corp.        Billing Concepts Corp. ("BCC") is a third-party
                              billing clearinghouse and information management services provider to the telecommunications industry. BCC also develops, sells and supports sophisticated billing systems for telecommunications service providers, and provides direct billing services through an in-house service bureau. BCC's customers include direct dial long distance telephone companies, operator services providers, information providers, telecommunications equipment suppliers and other telecommunication services providers.

Brooktrout Technology Inc.    Brooktrout Technology, Inc. is a Massachusetts
                              corporation founded in 1984 to design, manufacture and market computer hardware and software for use in electronic messaging applications in telecommunications and networking environments.
                              Brooktrout is a supplier of advanced software and hardware products for system vendors and service providers in the electronic messaging market. The
                              Company's products enable its customers to deliver a wide range of solutions for the integration and management of image (fax), voice and data communications in telecommunications and networking environments. The Company sells its products primarily to service providers, original equipment manufacturers and value added resellers both domestically and internationally through a direct sales force.

                                                             Project Chargeback

-------------------------------------------------------------------------------

                         Comparable Company Descriptions

Checkpoint Systems, Inc.      Checkpoint is a designer, manufacturer and
                              distributor of integrated electronic security systems - utilizing proprietary radio frequency technologies - designed primarily to help retailers prevent losses caused by theft of merchandise. The Company markets a wide range of these systems, including electronic article surveillance (EAS) systems, closed circuit television systems, point-of-sale monitoring systems and electronic access control systems.

Digi International Inc.       Digi International Inc. is a leading ISO
                              9001-compliant provider of data communications hardware and software that delivers seamless connectivity solutions for multiuser environments, open systems, server-based remote access and local area network markets. The two major product areas include: 1) communications interface cards for multiuser and remote access environments, and 2)
                              "physical layer" capabilities of a local area network.

                                                             Project Chargeback

-------------------------------------------------------------------------------

                         Comparable Company Descriptions

FLIR Systems, Inc.            FLIR Systems, Inc. designs, manufactures, and
                              markets thermal imaging and broadcast camera systems worldwide for a wide variety of applications in the commercial and government markets. Thermal imaging systems detect infrared radiation, or heat, emitted directly by all objects and materials and enable the operator to see objects in total darkness, in adverse weather conditions and through obscurants such as smoke and haze. Government applications include public safety (law enforcement and drug interdiction, search and rescue, border patrol and maritime patrol, and environmental protection) and defense
                              (surveillance, reconnaissance and navigation assistance). Commercial applications include electronic news-gathering, non-destructive testing and evaluation, research and development, manufacturing process control, condition monitoring and image analysis.

Kofax Image                   Kofax Image Products, Inc. is a leading supplier
Products, Inc.                of both application software and scanner
                              enhancement products for the imaging, workflow and document management market. The Company specializes in the document capture segment of the market, which involves converting paper documents to digital electronic images, enhancing and indexing the images, and then compressing them for routing and storage. The Company's products are used in conjunction with industry standard personal computers and personal computer operating systems. The Company sells its products to a wide variety of document imaging, workflow and document management solution providers including value-added resellers, system integrators, independent software vendors and computer companies.

                                                             Project Chargeback

-------------------------------------------------------------------------------

                         Comparable Company Descriptions

Omtool, Ltd.                  Omtool, Ltd. designs, develops, markets and
                              supports open, client/server facsimile software, delivering solutions which automate and integrate fax communication throughout the enterprise.
                              Omtool's Fax Sr. product family, licensed typically on a shrink-wrap basis, provides users with an extensive, flexible feature set for transmitting and receiving faxes and improves an organization's management of its fax communications processes by providing a suite of utility and control functions. Fax Sr. is available on the Windows NT, Sun Solaris, HP UNIX and DEC UNIX and VMS server operating systems, and Windows 95, Windows NT, Windows 3.1.x, Macintosh,
                              Java, Activex and MS-DOS clients.

Peerless Systems              Peerless Systems Corporation is a leading provider
Corporation                   of software-based embedded imaging systems to
                              original equipment manufacturers ("OEM"s) of digital document products. Digital document products include printers, copiers, fax machines, scanners and emerging color products, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. The Company markets its solutions directly to OEM customers such as Adobe, Canon, IBM and Xerox.

                                                             Project Chargeback

-------------------------------------------------------------------------------

                         Comparable Company Descriptions

PSC Inc. PSC Inc. manufactures the world's broadest line of laser based handheld and fixed position bar code readers, verifiers, integrated sortation and point-of-sale ("POS") scanning systems for the worldwide Automatic Identification and Data Capture ("AIDC") market. The Company's products serve as the "front end" of terminals or host computers and are used to identify, capture, process and transmit data. The Company has developed products for AIDC at every stage of the product supply chain from raw material, manufacturing and warehousing, to logistics, transportation, inventory management and POS. The Company's products are used throughout the world in food, general retail, health care and other industries, and in government.

Sensormatic Electronics       Sensormatic Electronics Corporation is a fully
Corporation                   integrated supplier of electronic security systems
                              to retailers and commercial, industrial and governmental users worldwide. The Company designs, manufactures, markets and services Electronic
                              Article Surveillance ("EAS") systems (including the reusable hard tags and disposable labels used with such systems), and Integrated Security
                              Systems which include Closed Circuit Television
                              ("CCTV") systems (including
                              microprocessor-controlled CCTV systems and exception monitoring systems), Access Control systems and Intelligent Tagging and Tracking
                              ("ITT") systems utilizing radio frequency identification. The Company's EAS and CCTV systems and products are used by retailers to deter shoplifting and internal theft. Sensormatic's
                              CCTV, Access Control and ITT systems are used by retail and commercial/industrial customers to protect assets, information and people. The
                              Company's products are marketed by an extensive worldwide sales and service organization complemented by a broad network of independent distributors and dealers.

                                                             Project Chargeback

-------------------------------------------------------------------------------

                         Comparable Company Descriptions

Telxon Corporation            Telxon Corporation designs, manufactures,
                              integrates, markets and supports transaction-based wireless workforce automation systems. The
                              Company's mobile computing devices and wireless local area network products are integrated with its customers' host enterprise computer systems and third-party wide area networks, enabling mobile workers to process data on a real-time basis at the point of transaction. Telxon's products are sold worldwide for use in key supply chain vertical markets, including retail, manufacturing, warehouse/ distribution, transportation/logistics and route sales.

                                                             Project Chargeback

-------------------------------------------------------------------------------

                          COMPARABLE COMPANY STATISTICS


                                                         LTM           FYE        Shares
(millions, except per share data)        Notes          Date           Date        Out.
-----------------------------------  ------------------------------------------------------
Billing Concepts Corp.               (a) (b)          12/31/98       9/30/98          34.4
Brooktrout Technology, Inc.          (c)              12/31/98       12/31/98         10.8
Checkpoint Systems, Inc.             (c)              12/31/98       12/31/98         31.2
Digi International Inc.              (a)(c)(d)(e)     12/31/98       9/30/98          14.6
FLIR Systems, Inc.                   (e) (f) (g)       9/30/98       12/31/97         11.9
Kofax Image Products, Inc.           (c)              12/31/98       6/30/98           5.3
Omtool, Ltd.                         (c) (e) (h)      12/31/98       12/31/98         12.5
Peerless Systems Corp.               (i)              10/31/98       1/31/98          11.0
PSC Inc.                             (c) (e) (j)      12/31/98       12/31/98         11.9
Sensormatic Electronics Corp.        (c)              12/31/98       6/30/98          74.9
Telxon Corp.                         (g) (k) (l)       9/30/98       3/31/98          16.1
-----------------------------------  ------------------------------------------------------

-----------------------------------  ------------------------------------------------------
Chargeback (Trading Multiples)       (m) (n)          11/30/98       2/28/98           3.8
-----------------------------------  ------------------------------------------------------


                                      ---------------------------------------------------------------------------------
                                                       Latest Twelve Month Results
                                      ---------------------------------------------------------------------------------
                                                                  Results
-----------------------------------   ---------------------------------------------------------------------------------
                                                                            EBITDA -      Net      Tangible      Total
(millions, except per share data)       Revenue     EBITDA       EBIT        CAPEX       Income    Book Value     Debt
-----------------------------------   ---------------------------------------------------------------------------------
Billing Concepts Corp.                   $167.8       $46.0       $38.2       $34.7       $27.9       $88.3        $2.6
Brooktrout Technology, Inc.              $100.9       $11.0        $8.0        $6.5        $7.3       $49.4        $0.0
Checkpoint Systems, Inc.                 $362.4       $55.7       $30.1       $44.5       $17.3      $249.1      $166.0
Digi International Inc.                  $191.7       $30.2       $21.3       $25.0       $14.7       $63.5       $22.1
FLIR Systems, Inc.                       $136.1       $24.1       $17.8        $8.7        $7.9      $103.8       $37.9
Kofax Image Products, Inc.                $35.7        $6.4        $5.0        $5.3        $3.8       $29.2        $0.0
Omtool, Ltd.                              $31.1        $3.2        $1.7        $1.8        $1.8       $27.0        $0.0
Peerless Systems Corp.                    $32.0        $7.6        $6.4        $3.5        $5.3       $38.6        $0.0
PSC Inc.                                 $217.2       $39.6       $26.3       $34.1       $10.5       ($6.9)      $93.2
Sensormatic Electronics Corp.            $975.4      $127.8       $62.8       $72.9       $20.5      $340.7      $526.2
Telxon Corp.                             $490.1       $63.5       $38.0       $23.2       $18.8      $122.2      $137.0
----------------------------------- ------------------------------------------------------------------------------------

----------------------------------- ------------------------------------------------------------------------------------
Chargeback (Trading Multiples)            $50.6        $9.9        $6.4        $5.2        $4.5       $29.4        $0.0
----------------------------------- ------------------------------------------------------------------------------------

                                    ------------------------------------
                                         Latest Fiscal Year Results
                                    ------------------------------------
                                                    Results                    Per Share Results
                                    ------------------------------------  ------------------------
(millions, except per share data)      Revenue     EBITDA       EBIT         CY1999      CY2000
----------------------------------- ------------------------------------  ------------------------
----------------------------------- ------------------------------------  ------------------------
Billing Concepts Corp.                 $160.8       $47.5       $39.0         $0.87         N/A
Brooktrout Technology, Inc.            $100.9       $11.0        $8.0         $0.85       $1.07
Checkpoint Systems, Inc.               $362.4       $55.7       $30.1         $0.67       $0.85
Digi International Inc.                $182.9       $31.9       $24.1         $0.98         N/A
FLIR Systems, Inc.                      $91.8       $14.4       $11.0         $1.78         N/A
Kofax Image Products, Inc.              $33.4        $5.9        $4.4         $0.90         N/A
Omtool, Ltd.                            $31.1        $3.2        $1.7         $0.19       $0.31
Peerless Systems Corp.                  $25.4        $6.9        $6.0         $0.53         N/A
PSC Inc.                               $217.2       $39.6       $26.3         $0.95       $1.13
Sensormatic Electronics Corp.          $986.9      $126.3       $62.0         $0.63       $0.93
Telxon Corp.                           $465.9       $59.5       $34.3         $0.22         N/A
-----------------------------------  ------------------------------------  ----------------------

-----------------------------------  ------------------------------------  ----------------------
Chargeback (Trading Multiples)          $44.4        $9.1        $5.9         $2.13       $3.29
-----------------------------------  ------------------------------------  ----------------------

See explanation of footnotes on the following page.

                                                             Project Chargeback

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                          COMPARABLE COMPANY FOOTNOTES

Abbreviations:

LTM              Latest twelve months.

EBIT Earnings before interest and taxes (operating income). EBITDA Earnings before interest, taxes, depreciation and amortization.

CAGR             Compound annual growth rate.

EPS              Earnings per share.  Assumes fully diluted shares.

CY               Calendar year.

NM               Not meaningful.

N/A              Not available.

Notes:

EPS estimates for CY1999 and CY2000 are from First Call, unless noted otherwise. LTM results are from reports on Forms 10-K and 10-Q and company press releases, unless noted otherwise.

(a)   Balance sheet amounts are as of September 30, 1998.

(b) Capital expenditures for the quarter ended December 31, 1998 are estimated to be the same as for the quarter ended September 30, 1998.

(c) Depreciation, amortization and capital expenditures for the quarter ended December 31, 1998 are estimated to be the same as the corresponding amounts for the quarter ended September 30, 1998.

(d) Digi acquired two private companies in July 1998. LTM results include the operating results of those companies from the acquisition dates through 9/30/98 but exclude nonrecurring charges of $40.2 million for write-off of acquired in-process research & development and restructuring. LTM results also exclude nonrecurring gains of $1.4 million from the reversal of a previously written off investment in subsidiary.

(e) Interest expense is estimated based information disclosed in reports on Forms 10-Q and 10-K.

(f) FLIR acquired a private company on 12/1/97. LTM results include the operating results of those companies from the acquisition date through 9/30/98, but exclude nonrecurring charges of $52.5 million for write-off of acquired in-process research & development and write-off of duplicative inventory.

(g)   Capital expenditures includes capitalized software costs.

(h)   Total debt is as of September 30, 1998.

(i) The three-year CAGR is for the 3.08-year period from the year ended 12/31/94 to the year ended 1/31/98.

(j)   Market value of preferred stock is estimated to be its liquidation value.

(k) LTM results exclude nonrecurring charges of $5.5 million for takeover defenses and transactions with a business partner, and nonrecurring gains of $0.5 million for other nonoperating income.

(l)   LTM results exclude the cumulative effect of an accounting change.

(m) LTM results exclude the operating results from, and gain on sale of, a division sold on 11/30/98.

(n) CY1999 and CY2000 EPS projections are prepared by management and represent the fiscal years ending 2/29/00 and 2/28/01, respectively.

                                                             Project Chargeback

-------------------------------------------------------------------------------



                                    ---------------------------------------
                                     B.  Weighted Average Cost
                                         of Capital
                                    ---------------------------------------

                                                             Project Chargeback
-------------------------------------------------------------------------------


                                                             CAPITAL STRUCTURE ANALYSIS
(millions)
                            ------------------------------------------------------------------------------------------------------
                             Market Value    Market Value     Enterprise      Debt/       Equity/     Debt/   Historic  Unlevered
                             of Total Debt    of Equity (1)     Value(2)   Ent. Value   Ent. Value   Equity   Beta (3)  Beta (4)
                            ------------------------------------------------------------------------------------------------------
Billing Concepts Corp.             2.6           348.2           350.7          0.7%       99.3%       0.7%     1.53      1.53
Brooktrout Technology Inc.           -           123.0           123.0          0.0%      100.0%       0.0%     1.57      1.57
Checkpoint Systems, Inc.         166.0           294.0           460.0         36.1%       63.9%      56.5%     0.65      0.57
Digi International Inc.           22.1            96.7           118.8         18.6%       81.4%      22.8%     1.33      1.24
FLIR Systems, Inc.                37.9           255.4           293.2         12.9%       87.1%      14.8%     1.17      1.12
Kofax Image Products, Inc.           -            46.9            46.9          0.0%      100.0%       0.0%     0.58      0.58
Omtool, Ltd.                       0.0            55.3            55.3          0.0%      100.0%       0.0%     1.99      1.99
Peerless Systems Corp.               -           105.3           105.3          0.0%      100.0%       0.0%     2.62      2.62
PSC Inc.                          93.2           115.6           208.9         44.6%       55.4%      80.6%     0.93      0.80
Sensormatic Electronics
 Corp.                           526.2           781.9         1,308.1         40.2%       59.8%      67.3%     1.08      0.94
Telxon Corp.                     129.2           151.2           280.4         46.1%       53.9%      85.5%     1.14      0.97
----------------------------------------------------------------------------------------------------------------------------------
Mean                             $88.8          $215.8          $304.6         18.1%       81.9%      29.8%     1.33      1.27
Median                           $22.1          $123.0          $208.9         12.9%       87.1%      14.8%     1.17      1.12
----------------------------------------------------------------------------------------------------------------------------------



Notes:

--------------------------------------------------------------------------------

(1) Market value of equity as of 02/12/99.
(2) Market value of equity plus market value of total debt.
(3) Based on Bloomberg adjusted beta calculation from two years of historical (weekly) price information compared to the S&P 500.
(4) Unlevered Beta=Beta/[1+((total debt)*(1-tax rate))/total equity value)]

                                                             Project Chargeback

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                                WACC Calculation


WACC Calculation Inputs:                                     Selected Unlevered Beta (Mean Value)        1.27
% Equity (%E)                       81.88%                   Risk-Free Rate (Rf) (1)                     5.58%
% Debt (%D)                         18.12%                   Risk Premium (Rm-Rf) (2)                    7.80%
Debt/Equity                         22.13%                   Tax Rate                                   38.00%
                                                             Small Stock Risk Premium (SSR) (3)          3.30%
Beta (Levered)

                                              -------
BL=Bu*[1+((1-t)*D/E)]                           1.44         Cost of Debt

                                              -------
                                                             Pre-Tax Cost of Debt (Kd) (4)               8.00%
Cost of Equity

                                              -------        --------------------------------------------------
Ke=Rf+BL*(Rm-Rf)+SSR                           20.10%         WACC=[((Kd)*(%D))*(1-t)]+((Ke*(%E))       17.36%
                                              -------        --------------------------------------------------

---------------------------------------------------------------------------------------------------------------


(1)  20-year Treasury as of 2/12/99.

(2) Ibbotson Associates. Stock Bonds and Inflation, 1997 Yearbook. Large company common stocks total returns minus long term government bond total returns.

(3) Ibbotson Associates. Stock Bonds and Inflation, 1997 Yearbook. Expected small capitalization equity size premium (capitalization under $261 million).

(4)  Based on 300 basis points over the 3-month LIBOR Rate as of 2/12/99.